                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                      Date of Report:     March 30, 2001

                               ISOMET CORPORATION
            (Exact name of registrant as specified in its charter)

       New Jersey                     0-4671                      22-1591074
(State of Incorporation)      (Commission File Number)       (IRS Employer ID No.)

                             5263 Port Royal Road
                         Springfield, Virginia  22151

              (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (703) 321-8301

Former name or former address, if changed since last report: N/A

Information included in this report:
-----------------------------------

Item 9.    Regulation FD Disclosure

ISOMET Corporation ("Registrant") announced, among other things, in a press release distributed on March 30, 2001 that due to the following factors it expects its revenues and operating results to be materially lower in fiscal year 2001, as compared to fiscal year 2000:

     1.  The recent contract termination for systems products.
     2. A significant delay in deliveries of birefringement materials against orders received in the fourth quarter of fiscal year 2000.
     3.  General industry conditions in the fiberoptics field.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ISOMET Corporation


Date: March 30, 2001             By:   /s/
                                    ---------------------------------
                                     Name:    Jerry W. Rayburn
                                     Title:   Executive Vice President, Finance